                                                                    Exhibit 23.2

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 20, 1998, with respect to the financial statements of International Information Technology IIT, C.A., included in the Form S-3 Registration Statement of Usinternetworking, Inc. dated October 12, 2000.


                                           /s/ Bassan & Associates S.C


Caracas, Venezuela
October 23, 2000